UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

SILVERSUN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039
(Address of Principal Executive Offices)

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 12, 2012, SilverSun Technologies, Inc., a Delaware corporation (the “Company”), entered into a share exchange agreement (the “Agreement”) with certain shareholders (the “SWK Shareholders”) of SWK Technologies, Inc., a Delaware corporation and subsidiary of the Company (“SWK”).  Pursuant to the terms of the Agreement, the SWK Shareholders exchanged an aggregate of 25 shares of SWK to the Company for a total of 22,664,678 shares (the “Exchange Shares”) of the Company’s common stock (the “Exchange”).  Upon consummation of the Exchange, SWK became a wholly-owned subsidiary of the Company.

Item 2.01  Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above.

The Company issued the Exchange Shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, the SWK Shareholders are “accredited investors” and they have access to information about the Company and their investment.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement, dated January 12, 2012, by and among SilverSun Technologies, Inc. and certain signatories thereto *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.
Date: January 20, 2012	By:	/s/ Mark Meller
Mark Meller
Chief Executive Officer